Exhibit 99.1

TECNOGLASS INC.

PRELIMINARY PROXY

Solicited by the Board Of Directors

for Annual General Meeting to be held on June 16, 2026

The undersigned shareholder(s) of TECNOGLASS INC., a Cayman Islands exempted company (“Company”), hereby appoints Jose M. Daes, Christian T. Daes and Santiago Giraldo, or any of them, with full power of substitution and to act without the others, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Company’s Annual General Meeting to be held on June 16, 2026 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR the Continuation of the Company from the Cayman Islands to the State of Florida, FOR the approval of Articles of Incorporation and Bylaws to be effective from the effective date of the Continuation, FOR the election of Class A directors and FOR the ratification of the appointment of the Company’s independent registered public accounting firm.

1.	Continuation of the Company from the Cayman Islands to the State of Florida.

FOR	☐	AGAINST	☐	ABSTAIN	☐

2.	Approval of Articles of Incorporation and Bylaws to be effective from the effective date of the Continuation.

FOR	☐	AGAINST	☐	ABSTAIN	☐

3.	Election of the following Class A directors:

A.	Anne Louise Carricarte	FOR	☐	AGAINST	☐	ABSTAIN	☐

B.	Luis Fernando Castro Vergara	FOR	☐	AGAINST	☐	ABSTAIN	☐

C.	Carlos Alfredo Cure Cure	FOR	☐	AGAINST	☐	ABSTAIN	☐

4.	Ratification of PwC Contadores y Auditores S. A. S. as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

FOR	☐	AGAINST	☐	ABSTAIN	☐

Date: ___________________, 2026

Signature

Signature if held jointly

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.